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                                                                             5.1

                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                            TELEPHONE: (305) 579-0500
                           TELECOPIER: (305) 579-0717


                                                              June 11, 1999
Perfumania, Inc.
11701 N.W. 101st Road
Miami, FL 33178

         RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed by Perfumania, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission on June 11, 1999 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested us to furnish you our opinion as to the legality of the 1,663,865 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") being registered thereunder.

         For the purpose of rendering our opinion, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Articles of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date; and (c) certain records of the Company's corporate proceedings as reflected in its minute books. In our examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

         Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and are, or, with respect to the Shares to be issued upon conversion of convertible notes, upon such issuance will be, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                       Very truly yours,
                                       /s/ Greenberg Traurig, P.A.
                                       GREENBERG TRAURIG, P.A.